                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Bank of the Ozarks
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]

                          Bank of the Ozarks(R), Inc.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 17, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the "Company"), to be held at the Company's office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 17, 2001 at 1:30 p.m., local time, for the following purposes:

     1.  To elect nine (9) directors.

     2.  To ratify and approve the Company's Stock Option Plan.

     3. To approve an amendment to the Company's Stock Option Plan which would increase the number of shares of the Company's Common Stock authorized for issuance thereunder by 100,000 shares.

     4. To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 1, 2001 will be entitled to vote at the 2001 Annual Meeting and any adjournments or postponements thereof.

     The Company's Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2000 is also enclosed.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ George Gleason
                                       George Gleason
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer

Little Rock, Arkansas
March 12, 2001

     YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                    [LOGO]

                         Bank of the Ozarks(R), Inc.




                                  P.O. BOX 8811
                        LITTLE ROCK, ARKANSAS 72231-8811

                                  ____________

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 2001

                                  ____________

                      SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the 2001 Annual Meeting of Stockholders to be held at the Company's office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 17, 2001 at 1:30 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors of Bank of the Ozarks, Inc. (the "Company"). Such solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2001 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

     The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

     This proxy material is first being mailed to stockholders on or about March 12, 2001.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has selected March 1, 2001 as the record date (the "Record Date") for the 2001 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2001 Annual Meeting. At the close of business on the Record Date, there were 3,779,555 shares of common stock, $0.01 par value per share (the "Common Stock"), issued and outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. The stock transfer books of the Company will not be closed.

     With respect to Proposal 1 - Election of Directors, the enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board of Directors while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked "FOR ALL NOMINEES." To withhold authority to vote for all nominees, check the box marked "WITHHOLD." To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and strike a line through that nominee(s)' name. By checking the box marked "WITHHOLD", shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board of Directors. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES. Broker "non-votes" (as defined below) are not relevant to the determination of a quorum or whether the proposal to elect directors has been approved.

     With respect to Proposal 2 - Ratification and Approval of the Bank of the Ozarks, Inc. Stock Option Plan and Proposal 3 - Amendment to Bank of the Ozarks, Inc. Stock Option Plan, the enclosed form of proxy provides a method for stockholders to vote for the proposals, vote against the proposals or to abstain from voting. Provided a quorum is present, the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2001 Annual Meeting is required to approve Proposals 2 and 3. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR PROPOSALS 2 AND 3. Abstentions from voting on Proposals 2 and 3 will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. While there may be instances in which a stockholder will wish to abstain, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from such customers. This is commonly referred to as a "broker non-vote." Broker non-votes with respect to Proposals 2 and 3 will be counted for quorum purposes, but will not be counted as votes cast on the proposals.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

General

     The Company's Board of Directors is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at nine for the ensuing year. The Board of Directors has the power to fix or change the number of directors by resolution and without any further action of the stockholders in accordance with the Company's bylaws. The Company's Amended and Restated Articles of Incorporation contains a provision that allows the Board of Directors, by resolution and without any further action by the stockholders, to classify or stagger the board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year.

     The following slate of nominees has been chosen by the Board of Directors and each nominee has consented to being named in this Proxy Statement and to serve if elected. If a Nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

     Certain information for each nominee is set forth below.

     The Board recommends that stockholders vote for the election of each Nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

     George Gleason, age 47; Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

     Mark Ross, age 45; President. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

     Jerry Davis, age 61; Director since December 1998. Mr. Davis is Chairman, President and Chief Executive Officer of Affiliated Foods Southwest, Inc., a wholesale grocery operation located in Little Rock, Arkansas.

     Robert East, age 53; Director since July 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Partner and Treasurer of AMO Electrical Company, a distributor of electrical supplies. He is also a partner or owner of numerous real estate projects and other investments. Mr.East holds a B.A. in Finance and Administration from the University of Arkansas.

     Linda Gleason, age 46; Director since 1987. From 1992 to 1996, Ms. Gleason served as the Company's Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

     Porter Hillard, age 69; Director since July 1997. Mr. Hillard is a retired owner and operator of various agricultural businesses since 1957. He has owned, operated or managed various purebred and commercial cattle operations, a turkey hatchery, feed mills, turkey grow-out operations and other businesses. Mr.Hillard has also served as a director of the bank subsidiary since 1967. He holds a B.S. in Agriculture from the University of Arkansas.

     Henry Mariani, age 62; Director since July 1997. Mr. Mariani is Chairman and Chief Executive Officer of Nite Lite Company, a manufacturing, wholesale and retail mail order operation which specializes in hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

     R. L. Qualls, age 67; Director since July 1997. Dr. Qualls is Vice Chairman of Baldor Electric Company, a marketer, designer and manufacturer of electric motors based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor. Dr. Qualls holds a B.A. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

     Kennith Smith, age 69; Director since July 1997. Mr. Smith is retired and previously served as the owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that time he was the co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

     Linda Gleason is the wife of George Gleason. Except for the foregoing, no family relationships exist among any of the above named persons. Unless otherwise indicated, each of the above named persons serves in the same position with the Companys bank subsidiary.

Committees

     During 2000 the Board of Directors met on twelve occasions. Each of the nominees for the Board was elected by stockholders at last years annual meeting. In 2000 each Director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except for Mr. Mariani who attended 67% of the Board meetings. The Company presently does not have a standing nominating committee, and the Board of Directors nominates persons for director. The Board will consider any and all stockholder suggestions for names of nominees to the Board of Directors for the 2002 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 1, 2001.

     The following is a brief description of the functions of the Company's committees.

     Audit Committee. The Audit Committee met six times in 2000. The Audit Committee oversees the Company's financial reporting process, makes recommendations concerning the engagement of the Company's independent auditors, reviews the terms and scope of their engagement, reviews the auditors report and all related reports and matters, coordinates appropriate action in response thereto and reviews the adequacy of the Company's internal controls. The Audit Committee also receives and reviews the periodic reports and presentations of the loan review and compliance officers and the internal auditor, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Roger Collins, as Chairman, Henry Mariani and Porter Hillard served on the Audit Committee until April 2000 when Mr. Collins retired from the Board of Directors and R. L. Qualls was selected to serve on the Audit Committee. Subsequent to April 2000, Mr. Mariani, as Chairman, Porter Hillard and R. L. Qualls served on the Audit Committee and, assuming their re-election to the Board, will continue to serve on such committee in 2001. None of these individuals are, or were during or prior to 2000, employed as officers or employees of the Company or its subsidiaries.

     Personnel and Compensation Committee. The Personnel and Compensation Committee (the "Compensation Committee") met five times in 2000. The Compensation Committee considers, approves and reviews all salaries and bonuses for officers and employees, recommends to the Board of Directors the election of officers, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company's stock option plans, and oversees staff training and educational programs. In 2000, Robert East, as Chairman, Porter Hillard and Kennith Smith served on the Compensation Committee. Assuming their re-election to the Board, Messrs. East, as Chairman, Hillard and Smith will continue to serve on such committee in 2001. None of these individuals are, or were during or prior to 2000, employed as officers or employees of the Company or its subsidiaries.

     Trust Committee. The Trust Committee met four times in 2000. The operation of the banks trust department and the administration of its trust accounts are overseen by the Trust Committee. R. L. Qualls, as Chairman, Kennith Smith and Linda Gleason served on the Trust Committee during 2000 and, assuming their re-election to the Board, will continue to serve on such committee in 2001.

     Loan Committee. The Loan Committee met seventeen times in 2000. The Loan Committee is comprised of any five members of the Board of Directors. Such Committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $1,000,000 and up to $3,000,000 and for administering other aspects of the lending function.

     Directors Loan Review Committee. During the first eight months of 2000, the Board maintained the Directors Loan Review Committee to increase the Board's oversight of the Company's lending activities. The Loan Review Committee met four times in 2000. The Loan Review Committee, among other things, reviewed reports of new loans, loan commitments over $100,000, loan loss activity, past due and problem loans, asset quality and other matters as appropriate. James Patridge, as Chairman, C. E. Dougan, Henry Mariani, Jerry Davis and George Gleason served on this committee during 2000. As of September 2000, the Committee was dissolved and the number and detail of loan reports reviewed by the full Board were increased accordingly.

     ALCO and Investment Committee. The ALCO and Investment Committee met four times in 2000. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investment Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Danny Criner, Randy Oates and Dan Rolett served on the ALCO and Investment Committee during 2000 and will continue to serve on this committee in 2001.


                                   PROPOSAL 2
                          RATIFICATION AND APPROVAL OF
                                STOCK OPTION PLAN

     The Bank of the Ozarks, Inc. Stock Option Plan (the "Stock Option Plan") was originally adopted and approved by the Board of Directors of the Company in May, 1997. The purpose of the Stock Option Plan is to provide executive officers and key employees who are responsible for the continued growth of the Company the opportunity to acquire a proprietary interest in the Company through the purchase of shares of Company Common Stock, thereby more closely aligning their interests with that of the Company's stockholders. Set forth below is a brief, but not comprehensive, summary of the Stock Option Plan. The full text of the Stock Option Plan, together with the amendment being proposed by Proposal 3, is included in Appendices A and B to this Proxy Statement and reference is made to such Appendices for a complete statement of the provisions of the Stock Option Plan.

Section 162(m) Implications

     Under Section 162(m) of the Internal Revenue Code, a public company is generally not entitled to deduct compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers for whom disclosure is required to be reported in certain SEC filings. However, conditioned upon stockholder approval and certain other requirements, there is an exception under Section 162(m) and its regulations permitting a deduction for performance-based compensation arrangements. Stock options generally are considered to be performance-based compensation because the amount of compensation is tied to an increase in the issuing companys stock price.

     The Company's Stock Option Plan is a performance-based compensation arrangement that was originally approved by the Company's stockholders prior to its initial public offering. The plan therefore currently meets the stockholder approval requirement, and certain other requirements, entitling the Company to deduct performance-based compensation in excess of

$1,000,000 for each executive officer described above. Although no single executive's annual compensation is currently near the $1,000,000 threshold, it is possible, depending on the future price of the Common Stock, that a gain on stock options could cause an individual's taxable compensation to exceed $1,000,000.

            The Company is required under Section 162(m) to seek re-approval of the Stock Option Plan within approximately three years following its initial public offering. Accordingly, the Company is seeking stockholder approval of the Stock Option Plan at this time in order to retain the favorable tax treatment to which the Company is already entitled by virtue of the prior stockholder approval.

Summary of the Stock Option Plan

         General. The Stock Option Plan currently authorizes the granting of stock options to purchase or acquire up to 285,000 shares of Common Stock. As of February 20, 2001, approximately 5,725 shares of common stock were available for issuance under the Stock Option Plan. On February 20, 2001, the Board of Directors, recognizing that there were a limited number of shares remaining to provide further grants of stock options, adopted, subject to approval by the Company's stockholders at the 2001 Annual Meeting, an amendment to the Stock Option Plan which would increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares to an aggregate of 385,000 shares, subject to adjustment as provided in the Stock Option Plan for certain changes in the Company's capital structure, such as reorganizations, share splits, share dividends, mergers, consolidations, or otherwise. See Proposal 3.

         Administration. The Stock Option Plan is administered by the Board of Directors and the Compensation Committee. The Board or the Compensation Committee may establish any rules and regulations it deems necessary to administer the Stock Option Plan. All questions of interpretation or application of the Stock Option Plan are determined in the sole discretion of the Board or the Compensation Committee, and its decisions are binding and final upon all participants. However, the Compensation Committee has exclusive authority and discretion to administer or otherwise take actions required or permitted to be taken that are intended to comply with Section 162(m) of the Internal Revenue Code.

         Eligibility. The Stock Option Plan provides that executive officers and key employees of the Company are eligible to participate therein. The Board of Directors, or the Compensation Committee, has the authority, in its discretion, to determine the employees to whom options will be granted. In making such determination, the Board or the Compensation Committee considers an employee's length of service, amount of earnings, responsibilities and duties and other factors relevant to such employee's contribution to the Company. No participant is eligible to receive options for more than 35,000 shares in any calendar year.

         Stock Options. The options granted under the Stock Option Plan are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The exercise price per share for each option may not be less than the fair market value of the underlying shares on the date of the grant. Options may be exercised upon notice to the Company and payment of the option exercise price. Options granted under the Stock Option Plan will vest and become exercisable by a participant as determined by the Board or the Compensation Committee, in its sole discretion, as specified in each grant document. The duration of options, including the duration following a participant's termination of employment, death or disability, are determined by the Board or the Compensation Committee in its sole discretion.

         Payment for shares. At the time of exercise of an option, the participant must pay the full exercise price of the option in cash or by check. In limited circumstances and in the sole judgment of the Company, the requirement of payment in cash may be satisfied through the sale, by way of a broker, of a portion of the shares being acquired equal in value to the exercise price. Additionally, if approved by the Board or Compensation Committee, a participant may pay the exercise price by one of the following additional forms of payment: (1) by delivering previously-owned shares of Company Common Stock owned by the participant for at least six months having a fair market value equal to the exercise price; (2) by authorizing the Company to withhold a number of shares of Company Common Stock otherwise issuable to the participant having a fair market value equal to the exercise price; and (3) by any combination of the above methods.

         Adjustments for Stock Dividends, Mergers and Other Events. The maximum number of shares of Common Stock reserved for issuance in connection with grants of options, the number of shares of Common Stock to which an option is subject, the maximum number of shares of Common Stock for which a plan participant is eligible, the exercise price of each option and the kind of shares covered by options are subject to adjustment to reflect stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Company, mergers, consolidations and similar events.

         Amendment and Termination. The Board of Directors may amend the Stock Option Plan at any time as it deems advisable. Without the option holder's consent, the Board or Compensation Committee may amend the terms of outstanding grants to: (1) accelerate vesting; (2) extend the expiration date; (3) waive any other condition or restriction applicable to the option; (4) reduce the exercise price; and (5) broaden the definition of a change in control of the Company (or, if no such definition is included, add a change in control provision). The Board or Compensation Committee may amend the terms of outstanding grants for any other reason with the holder's consent. To the extent necessary to comply with applicable laws and regulations, including federal tax laws and regulations of the Nasdaq Stock Market, certain amendments to the plan or any outstanding grant will require shareholder approval. The Stock Option Plan may be terminated any time by the Board; however, such termination will not adversely affect the terms of any outstanding options.

         Federal Income Tax Consequences. Under currently applicable provisions of the Internal Revenue Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Stock Option Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of an option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction in the same amount.

         The Board recommends a vote FOR the ratification and approval of the Stock Option Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required to ratify and approve the Stock Option Plan.

                                  PROPOSAL 3
                         APPROVAL OF THE AMENDMENT TO
                               STOCK OPTION PLAN

         As of February 20, 2001, approximately 5,725 shares of common stock were available for issuance under the Stock Option Plan. On February 20, 2001, the Board of Directors, recognizing that there were a limited number of shares remaining to provide further grants of stock options, adopted, subject to approval by the Company's stockholders at the 2001 Annual Meeting, an amendment to the Stock Option Plan which would increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares to an aggregate of 385,000 shares (the "Amendment"), subject to adjustment as provided in the Stock Option Plan for certain changes in the Company's capital structure, such as reorganizations, share splits, share dividends, mergers, consolidations, or otherwise.

         The purpose of the Stock Option Plan is to provide executive officers and key employees who are responsible for the continued growth of the Company the opportunity to acquire a proprietary interest in the Company's long-term performance. The Company believes this proprietary interest more closely aligns the interests of the Stock Option Plan participants with those of the Company's stockholders. The Amendment will help the Company continue to motivate, as well as retain and attract, such key personnel.

         A description of the Stock Option Plan is contained under Proposal 2. The full text of the Stock Option Plan, together with the proposed Amendment, is included as Appendices A and B to this Proxy Statement and reference is made to such Appendices for a complete statement of the provisions of the Stock Option Plan

         The Board recommends a vote FOR the approval of the Amendment to the Stock Option Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required to approve the Amendment.

                            PRINCIPAL STOCKHOLDERS

         As of February 15, 2001 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company's Common Stock, the only class of the Company's capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the United States Securities and Exchange Commission.

                                                                       Number of Shares of
                                                                          Common Stock
                      Name and Address                                    Beneficially             Percentage of
Title of Class        of Beneficial Owner                                     Owned              Outstanding Shares
--------------        -------------------                              -------------------       ------------------
Common Stock          George Gleason                                      1,282,959/(1)/                  33.8%
                      P.O. Box 8811
                      Little Rock, Arkansas 72231-8811

Common Stock          Fidelity Management & Research                        260,800                        6.9
                      Corporation/(2)/
                      82 Devonshire Street
                      Boston, Massachusetts 02109-3614

Common Stock          Bank of the Ozarks, Inc.                              201,444                        5.3
                      401(k) Retirement Savings Plan
                      (the "401(k) Plan")/(3)/
                      P.O. Box 8811
                      Little Rock, Arkansas 72231-8811

___________________

/(1)/ For information regarding form of ownership, see the footnotes to the table regarding Security Ownership of Management.

/(2)/ Based on information obtained from a Form 13G filed by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation, with the Securities and Exchange Commission on or about February 14, 2001. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation's Form 13-G.

/(3)/ The 401(k) Plan is a qualified retirement plan established for the benefit of all of the Company's officers and employees. A portion of these shares were previously held in the Bank of the Ozarks, Inc. Stock Ownership Plan and Trust which was merged into the 401(k) Plan effective January 31, 1999. Bank of the Ozarks Trust department serves as trustee of the 401(k) Plan and Paul Moore, Melvin Edwards and Ernie Farquharson, each an employee of the Company, currently serve as the administrators of the 401(k) Plan. Participants in the 401(k) Plan are entitled to vote shares of Common Stock allocated to their respective accounts on all matters submitted to the Company's stockholders for approval and the failure by a participant to provide instructions on the manner in which to vote his or her shares is treated as an abstention.

                       SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of February 15, 2001 with respect to beneficial ownership of the Company's Common Stock by each director, each executive officer of the Company named under the table captioned "Executive Compensation and Other Information" and the directors and executive officers of the Company as a group.

                              Name                                     Shares Owned/(1)/       Percentage of Class
                              ----                                     -----------------       -------------------
George Gleason...................................................        1,282,959/(2)/               33.8%
Mark Ross........................................................          124,083/(3)/                3.3
Linda Gleason....................................................           38,352/(4)/                1.0
Jerry Davis......................................................            8,000                     *
Robert East......................................................           12,900/(5)/                *
Porter Hillard...................................................            4,000                     *
Henry Mariani....................................................           23,000                     *
R. L. Qualls.....................................................            6,100                     *
Kennith Smith....................................................           39,315/(6)/                1.0
Paul Moore.......................................................           23,634/(7)/                *
Danny Criner ....................................................           31,808                     *
All Directors and Executive Officers as a group (17 persons) ....        1,592,851                    41.4

_______________________

*        Less than one percent.

/(1)/ Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares in the foregoing table include shares owned directly, shares held in such person's accounts under the 401(k) Plan, shares underlying presently exercisable options granted pursuant to Company's stock option plans, shares owned by certain of the individual's family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below.

/(2)/ The amount includes (a) 210,700 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest,
         (b) 24,500 shares owned of record by a charitable trust for which Mr. Gleason is a co-trustee with Ms. Gleason, (c) 13,852 shares owned directly by Ms. Gleason and (d) 400 shares owned by the minor children of Mr. Gleason.

/(3)/ Includes (a) 36,300 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (b) 25,000 shares owned by Mr. Ross' spouse.

/(4)/ Includes 24,500 shares owned of record by a charitable trust for which Ms. Gleason is a co-trustee with Mr. Gleason.

/(5)/    Includes 600 shares held by children of Mr. East.

/(6)/    Includes 692 shares held by spouse.

/(7)/ Includes 1,000 shares held by spouse and 50 shares held by child of Mr. Moore.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table shows for the years indicated all cash and certain other compensation paid or to be paid by the Company to the Chief Executive Officer and its other executive officers whose aggregate 2000 salary and bonus exceeded $100,000.

                                                                             Long-Term
                                                                             ---------
                                     Annual Compensation                    Compensation
                                     -------------------                    ------------

     Name & Principal                                                         Securities                   All Other
         Position               Year        Salary        Bonus         Underlying Options/(1)/        Compensation/(2)/
         --------               ----        ------        -----         -----------------------        -----------------
George Gleason/(3)/             2000       $234,278     $      -                 5,400                      $5,230
Chairman and Chief              1999        228,342            -                 5,000                       4,800
Executive Officer               1998        278,958            -                18,500                       4,870

Mark Ross                       2000       $136,500     $      -                 5,000                      $4,536
President                       1999        130,000        9,100                 3,500                       4,053
                                1998        115,000            -                 4,500                       2,309

Danny Criner                    2000       $108,611     $      -                 5,000                      $3,393
President                       1999       $103,011        6,300                 2,500                       3,044
Northern Division               1998         88,436            -                 3,200                       1,769

Paul Moore                      2000       $108,064     $      -                 5,000                      $3,392
Chief Financial                 1999        104,065        7,000                 2,500                       3,122
Officer                         1998         99,314            -                 2,700                       1,667

________________________

/(1)/ Represents option grants under the Company's Stock Option Plan for employees. See "Option Grants in Last Fiscal Year."

/(2)/ Represents employer matching contributions under the Company's 401(k) Plan for 2000.

/(3)/ Mr. Gleason's salary and bonus is determined pursuant to a written employment contract. For a description of this agreement, see "--Employment Agreement with Mr. Gleason" below.

Employment Agreement with Mr. Gleason

         Mr. Gleason's salary and bonus for 2000 was determined pursuant to a written employment contract which became effective on July 17, 1997 and was amended on September 16, 1997 and July 21, 1998. The agreement continued through December 31, 2000. The agreement provided for 2000 base compensation of $234,278, subject to an annual discretionary bonus not to exceed 1% of the Company's net income. Mr. Gleason has entered into a three-year employment agreement beginning January 1, 2001. This agreement provides for a minimum base salary for 2001 of $275,000 and a bonus to be subjectively determined by the Compensation Committee of the Board of Directors. This agreement is in addition to any other compensation that may be received by Mr. Gleason under employee benefit plans or reimbursement arrangements.

Options Grants in Last Fiscal Year

         The following table sets forth information with respect to the named executive officers concerning options granted in the last fiscal year and their potential realizable value:

                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                           Price Appreciation for
                                          Individual Grants                                    Option Term/(1)/
                     ------------------------------------------------------------    -----------------------------------

                                       % of Total
                       Number of         Options
                       Securities      Granted to      Exercise
                       Underlying     Employees in      or Base
                        Options       Fiscal Year        Price      Expiration
       Name             Granted           (%)            ($/SH)        Date                    5%                10%
       ----             -------       ------------       ------     ----------                 --                ---
George Gleason            5,400           5.5%          $11.85       10/17/07               $26,067           $60,708

Mark Ross                 5,000           5.1%          $11.85       10/17/07               $24,135           $56,212

Danny Criner              5,000           5.1%          $11.85       10/17/07               $24,135           $56,212

Paul Moore                5,000           5.1%          $11.85       10/17/07               $24,135           $56,212

___________________

/(1)/ As required by the Securities Exchange Commission rules and regulations, potential realizable values are based on the assumption that the Common Stock price appreciates at the annual rates shown compounded annually from the date of the grant until the end of the option term and is not intended to forecast appreciation in stock price.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth information with respect to the named executives concerning exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                         Number of Securities              Value of Unexercised
                                                        Underlying Unexercised             In-the-Money Options
                                                          Options at FY-End                    at FY-End/(1)/
                                                         ---------------------             --------------------
                           Shares
                          Acquired       Value
        Name            On Exercise     Realized    Exercisable      Unexercisable     Exercisable    Unexercisable
        ----            -----------     --------    -----------      -------------     -----------    -------------
George Gleason               -             -          12,500            28,600              -             $4,698
Mark Ross                    -             -           5,900            11,300              -             $4,350
Danny Criner                 -             -           4,600            10,300              -             $4,350
Paul Moore                   -             -           4,100            10,300              -             $4,350

___________________

/(1)/ The dollar amounts shown represent the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 29, 2000 ($12.72) and the purchase price per share payable upon such exercise applicable to each in-the-money option.

Director Compensation

         Non-employee directors are paid a monthly retainer fee of $500 and a fee of $500 for attending each regular and special board meeting. In addition, non-employee directors are paid a fee of $100 for attendance at each meeting of a committee of the Board of Directors. Additionally, under the Company's Non-Employee Director Stock Option Plan, each non-employee director is automatically granted, on the date a director's term of office commences, and each year thereafter on the day following the annual meeting of stockholders as long as such director's term as a director is continuing for the ensuing year, an option to acquire 1,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Effective April 19, 2000 the Company granted options to its non-employee directors to purchase 1,000 shares each of Common Stock at an exercise price of $17.25 per share. All options granted to non-employee directors become exercisable upon grant. The Company's officers are not compensated for their service as directors.

Compensation Committee Interlocks and Insider Participation

         During 2000, the Compensation Committee of the Company consisted of Messrs. East (Chairman), Hillard and Smith. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

         Mr. East is co-owner, Chairman and Chief Executive Officer of East-Harding, Inc., a corporation engaged by the Company for the construction of the Company's facilities in North Little Rock, Clinton, Yellville and Little Rock (Otter Creek), Arkansas. In 2000, the Company paid East-Harding, Inc. approximately $708,000 under these contracts and for remodeling work or storm repairs at various Company locations.

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for determining compensation levels for the Company's executive officers and for determining the policies that govern the Company's compensation and benefit plans. This report describes the basis upon which the Compensation Committee determined the 2000 compensation payable to the executive officers of the Company.

Compensation Philosophy and Policies

     The policy of the Compensation Committee is to make compensation decisions consistent with the long-term growth and performance objectives of the Company. In 2000, the Company's compensation program for executive officers was based upon the following principles and policies:

 .    The Company is committed to providing a competitive pay program that helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company's compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

 .    To ensure that pay is competitive, the Company has compared its pay practices with those of other financial institutions, particularly banks and bank holding companies in the markets served by the Company, and from time to time modifies pay parameters based on this review.

 .    General cash bonus rewards for executive officers and other personnel are initially conditioned upon attaining company-wide performance thresholds. Assuming the Company achieves the minimum thresholds, rewards are based upon a combination of branch and departmental performance and individual performance and responsibility. In each case, the foregoing performance criteria are subjectively applied and therefore are not based upon the application of objective standards or mathematical criteria.

 .    The Company maintains an on-going program of evaluation of officers and employees in which supervisors set objectives and goals for personnel reporting to them and evaluate the performance of such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company's executive officers and makes final recommendations on their compensation levels to the Compensation Committee.

Executive Compensation Components for 2000

         The Compensation Committee regularly reviews the Company's compensation program to ensure that the components of such program will allow the Company to achieve the objectives described above. In 2000, the Company's compensation program consisted of the following:

         Base Salary. As noted above, base salary levels are reviewed periodically to determine whether such salaries fall within the range of comparable salaries paid by other similarly sized and similarly situated financial institutions. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company. During 2000, base salaries for executive officers employed for the full year of 1999 and 2000 as a group increased by 4.26%. The Compensation Committee believes that the Company's executive base salaries are within the range of salaries paid by comparable financial institutions.

         Bonuses. The Company's general 2000 cash bonus program conditioned the payment of such bonuses on the Company achieving a certain level of earnings. As the year progressed, management became aware that the Company would not achieve that level and cash bonuses were eliminated. A very limited number of special bonuses were paid in 2000 for certain personnel whose special bonuses were tied to specific performance criteria.

         Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company's stock price. Grants under the Company's Employee Stock Option Plan have the effect of more closely aligning the interests of stockholders with the interests of management, while at the same time providing a valuable tool for attracting, rewarding, and retaining key employees. The Compensation Committee determines whether to grant stock options based upon the subjective analysis of a number of factors including, the overall mix of equity-based or long-term compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual's contribution and performance to positively impact the Company's performance. Based upon the foregoing factors, the Compensation Committee during 2000 granted options to purchase a total of 40,200 shares of the Company's Common

Stock to executive officers at an exercise price per share of $11.85. The Compensation Committee will consider recommending the award of stock options to existing employees or to prospective employees in the future as circumstances warrant.

         401(k) Plan and Other Benefits. The Company maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under
Section 401 of the Internal Revenue Code of 1986. The 401(k) Plan permits all employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2000 up to a maximum of three percent of the participant's salary per year. Such matching contributions may be adjusted from time to time by the Company. In order to encourage employees to invest in the Company's stock, the 401(k) Plan was amended in 1999 to include Company Common Stock as one of its investment alternatives. In 2000, total matching contributions on behalf of executive officers were $30,579, which represented an average of 2.83% of such officers' covered compensation. In addition to the 401(k) Plan, executives and other employees receive life, health, dental, and long-term disability insurance coverage in amounts the Company believes to be competitive with comparably sized financial institutions.

Chairman and Chief Executive Officer Compensation

         As described in the notes to the Summary Compensation Table presented above under the caption "Executive Compensation and Other Information," the 2000 cash compensation payable to George Gleason, the Company's Chairman and Chief Executive Officer, was determined pursuant to a written employment contract, which expired December 31, 2000. Mr. Gleason and the Company have entered into a three year employment contract effective January 1, 2001, which provides for annual base salary of $275,000 for 2001 and a bonus which will be subjectively determined by majority vote of the Compensation Committee of the Board of Directors of the Corporation. In July 1998, Mr. Gleason's annual base salary was voluntarily decreased by Mr. Gleason by $100,000 per annum for a period of two and one-half years in order to reduce the Company's overhead costs during a time when the Company was significantly expanding its operations. The increase in Mr. Gleason's base salary for 2001, therefore, is intended to partially restore Mr. Gleason's base salary to historical levels and to recognize certain increased responsibilities undertaken by Mr. Gleason during 2000. In future years, Mr. Gleason's base salary will be evaluated and increased, if appropriate, by a majority vote of the Compensation Committee, based upon, among other things, individual merit and performance, assigned duties and scope of responsibilities, relative compensation of comparable positions in the industry and various measures of corporate performance.

         In addition to cash compensation, Mr. Gleason received during 2000 (1) contributions under the Company's 401(k) Plan which were determined on a basis consistent with all other participating employees, and (2) additional option grants to purchase 5,400 shares at the market price on October 17, 2000. The Compensation Committee made the October grants pursuant to the Company's Employee Stock Option Plan, and based the grants on an evaluation of the various factors considered for all employees that were outlined above.

         The Committee has reviewed Mr. Gleason's entire compensation package in the context of Mr. Gleason's historical compensation levels, the compensation packages available for executives of similar-sized financial institutions and in light of the significant dependence of the organization on Mr. Gleason's continued services and significant responsibilities. Based upon this review, the Compensation Committee believes that the level of Mr. Gleason's compensation should be increased as reflected by the change in his annual base salary for 2001.

Section 162(m).

         In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company's executives during the last year or in the foreseeable future. In this regard, it should be noted the Board of Directors is submitting the Stock Option Plan to shareholders for approval and ratification at the 2001 Annual Meeting so that all option grants effected under the Company's Stock Option Plan will continue to qualify for an exemption under Section 162(m).

                                           Personnel and Compensation Committee
                                           of the Board of Directors

                                           Robert C. East, Chairman
                                           Porter Hillard
                                           Kennith Smith

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three independent (as independence is defined by the NASD listing standards), non-employee directors. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is included as Appendix C.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management and considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                      Audit Committee
                                                      of the Board of Directors

                                                      Henry Mariani, Chairman
                                                      Porter Hillard
                                                      R. L. Qualls

                             CERTAIN TRANSACTIONS

         The Company's bank subsidiary has had, in the ordinary course of business, banking transactions with certain of its officers and directors and with certain officers and directors of the Company. All loan transactions with officers and directors of the Company, its bank subsidiary, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company's other banking transactions or other unfavorable features.

         As discussed under the caption "Compensation Committee Interlocks and Insider Participation," the Company has entered into contracts with East-Harding, Inc., of which Mr. East, a director of the Company, is co-owner, Chairman and Chief Executive Officer.


                              COMPANY PERFORMANCE

         The graph below shows a comparison for the period commencing July 17, 1997 (the date of commencement of the Company's initial public offering) through December 31, 2000 of the cumulative total stockholder returns (assuming reinvestment of dividends), for the Common Stock, the S&P SmallCap Index, and the Nasdaq Financial Index, assuming a $100 investment on July 17, 1997.

                         Cumulative Return Comparison

                                    [CHART]

--------------------------------------------------------------------------------
                                  7/1/97  12/31/97  12/31/98  12/31/99  12/31/00
--------------------------------------------------------------------------------
OZRK (Bank of the Ozarks, Inc.)   $  100  $    139       126       109        82
--------------------------------------------------------------------------------
SML (S&P Smallcap Index)          $  100  $    108       106       121       135
--------------------------------------------------------------------------------
NDF (NASDAQ Financial Index)      $  100  $    124       121       114       130
--------------------------------------------------------------------------------

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the Securities Exchange Act of 1934, the Company's executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to directors and executive officers have been complied with.


                      AUDIT FEES; AUDITORS TO BE PRESENT

         Ernst & Young LLP served as the Company's independent auditors for the year ended December 31, 2000. Fees incurred for services provided by the Company's independent auditors were:

               Audit fees                                   $94,250
               Financial information systems
                 design and implementation fees                None
               All other fees                                34,203

All other fees include audit related services of $21,000 and non-audit services of $13,203. Audit related services includes an employee benefit plan audit and accounting consultations. Non-audit services are primarily related to tax return compilations and tax consultations.

         A representative of Ernst & Young LLP, the Company's independent auditors, is expected to attend the 2000 Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented at the 2002 Annual Meeting should be directed to the Secretary of the Company, and must be received by the Company on or before November 12, 2001 in order to be eligible for inclusion in the Company's proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

         Additionally, the Company's bylaws contain an advance notice provision which provides that a matter may not be brought before the Company's annual meeting by a stockholder unless the proposal (the "Proposal") is delivered in writing to the Secretary of the Company no later than 30 days prior to the Company's fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company's 2002 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Secretary of the Company no later than December 1, 2001.

                       ADDITIONAL INFORMATION AVAILABLE

         Upon written request, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Secretary of the Company, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

                                 OTHER MATTERS

         The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions "Company Performance," "Report of the Personnel and Compensation Committee on Executive Compensation" and Report of the Audit Committee" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, or the Securities Exchange Act of 1934.

         STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors

                                         /s/ GEORGE GLEASON

                                         George Gleason
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

March 12, 2001

                                                                      APPENDIX A
                           BANK OF THE OZARKS, INC.
                               STOCK OPTION PLAN

1.   Purpose. The purpose of the Stock Option Plan is to attract and retain the
     -------
best available talent and encourage the highest level of performance by executive officers and key employees of Bank of the Ozarks, Inc. (the "Company") and its Subsidiaries (as defined) and to provide them with incentives to put forth maximum efforts for the success of the Company's business and to serve the best interests of the Company's stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

2.   Definitions. The following capitalized terms, when used in the Plan, will
     -----------
have the following meanings:

          (a) "Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (d) "Common Stock" means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 6.

          (e) "Compensation Committee" means the Compensation Committee which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Compensation committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

          (f) "Date of Grant" means the date specified by the Compensation Committee or the Board, as applicable, on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

          (g) "Market Value per Share" means the fair market value per share of the Common Stock on the Date of Grant determined on the basis of the average of the highest asked price and the lowest reported bid price reported on The Nasdaq Stock Market Inc's. National Market; provided, however, that for purposes of any options granted on the effective date of the Company's initial public offering, Market Value Per Share shall mean the initial public offering price of the shares sold by the Company on such date.

          (h) "Option Price" means the purchase price per share payable upon exercise of a Stock Option.

          (i) "Participant" means a person who is selected by the Compensation Committee or the Board, as applicable, to receive Stock Options under Paragraph 5 of the

     Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary.

          (j) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

          (k) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

          (l) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

3.   Shares Available Under Plan. The shares of Common Stock which may be issued
     ---------------------------
under the Plan will not exceed in the aggregate 285,000 shares, subject to adjustment as provided in this Paragraph 3.

          (a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

          (b) The shares available for issuance under the Plan also will be subject to adjustment as provided in Paragraph 6.

4.   Individual Limitation on Stock Options. The maximum aggregate number of
     --------------------------------------
shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year will not exceed 35,000 shares.

5.   Grants of Stock Options. The Compensation Committee or the Board may from
     -----------------------
time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee or the Board, as applicable, may determine in accordance with the provisions set forth below.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c)  Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Compensation Committee or Board, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price,
     (iii) with the consent of the Compensation Committee or the Board, as applicable, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable, and any grant may provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or upon the occurrence of any other transaction or event deemed appropriate by the Compensation Committee.

          (f) Each Stock Option granted pursuant to this Paragraph 5 may be made subject to such transfer restrictions as the Compensation Committee or the Board, as applicable, may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

          (g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Compensation Committee or the Board, as applicable,) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee or the Board, as applicable may approve.

6.   Adjustments. Each grant will provide for such adjustments in the maximum
     -----------
     number of shares specified in Paragraph 3 and Paragraph 4, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

7.   Withholding of Taxes. To the extent that the Company is required to
     --------------------
     withhold federal, state or local taxes in connection with any benefit realized by a Participant under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Compensation Committee or the Board, as applicable, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant on exercise of the Stock Option.

8.       Administration of the Plan.
         --------------------------
                  (a) The Plan will be administered by the Compensation Committee and the Board.

                  (b) Each of the Compensation Committee and the Board has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Compensation Committee or the Board, as applicable, of any such provision and any determination by the Compensation Committee or the Board, as applicable, pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

                  (c) Notwithstanding any provision of the Plan to the contrary, the Compensation Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Paragraph 6, 8(a), 8(b), 9(a) and 9(b) hereof with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

9.       Amendments, Etc.
         ---------------
                  (a) The Compensation Committee or the Board, as applicable, may without the consent of the Participant, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the Participant.

                  (b) The Plan may be amended from time to time by the Board or any duly authorized committee thereof. If required by any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., The Nasdaq, Inc's. National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan (collectively the "Legal Requirements"), any such amendment will also be submitted to and approved by the requisite vote of the stockholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under
         Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board and the Compensation Committee each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

                   (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

                   (d) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.

10.      Condition to Effectiveness of Plan. This Plan shall be effective upon
         ----------------------------------
the effective date of the Company's initial public offering.

                                                                      APPENDIX B

                    AMENDMENT TO BANK OF THE OZARKS, INC.
                               STOCK OPTION PLAN

     THIS AMENDMENT (the "Amendment") amends and modifies the Bank of the Ozarks, Inc. Stock Option Plan originally adopted by the Board of Directors of Bank of the Ozarks, Inc., an Arkansas corporation (the "Company"), on May 22, 1997, (the "Plan"). Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

     WHEREAS, the Board of Directors of the Company, at a meeting held on February 20, 2001, approved this Amendment, subject to approval by the stockholders of the Company;

     WHEREAS, this Amendment was presented to and approved by the stockholders of the Company at the Annual Meeting of Stockholders held on April 17, 2001;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     1. Amendment. The first sentence of Paragraph 3 of the Plan, which
        ---------
currently reads as:

     "The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 285,000 shares, subject to adjustment as provided in this Paragraph 3."

is hereby amended by deleting the sentence in its entirety and replacing it with the following:

     "The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 385,000 shares, subject to adjustment as provided in this Paragraph 3."

     2. No Other Modifications. Except as expressly modified by this Amendment,
        ----------------------
all other terms and conditions of the Plan (including all provisions of Paragraph 3 other than the first sentence) shall remain unchanged and in full force and effect.

     3. Effective Date. The effective date of this Amendment shall be April 17,
        --------------
2001, subject to approval by the stockholders of the Company on such date.

                                                                      APPENDIX C

                                    CHARTER
                                    of the
                                AUDIT COMMITTEE
                                    of the
                BOARD of DIRECTORS of BANK OF THE OZARKS, INC.
                          As Adopted January 18, 2000

Statement of Policy

The Audit Committee's role is to provide assistance to the Board of Directors in fulfilling their oversight responsibilities relating to corporate auditing, accounting, and financial reporting. In fulfilling this role, the Audit Committee should focus on (a) the qualitative aspects of financial reporting to the public and governmental bodies; (b) Company processes for the management of business/financial risk; (c) the Company's system of internal controls regarding finance, accounting and compliance with significant applicable legal, ethical, and regulatory requirements; and (d) the Company's auditing, accounting and financial reporting processes in general. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and management of the Company.

Organization

The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate and at least one member will have accounting or related financial management expertise. The qualification of persons to serve on the Audit Committee shall be determined by the Board of Directors and all members shall be elected annually by the Board.


Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate auditing, accounting and financial reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

 .    Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter, the performance of the Audit Committee and the Committee's role and responsibility as conditions dictate (at least annually).

 .    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

 .    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders" representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

 .    Communicate, to the extent appropriate, throughout the year with senior management, other committee chairpersons and other key committee advisors, external and internal auditors, as applicable, to strengthen the Audit Committee's knowledge of relevant current and prospective business issues.

 .    Review and concur with management's appointment, termination, or replacement of employees of the risk management department which includes internal audit, loan review and corporate compliance.

 .    Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

 .    Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

 .    Review reports not reviewed by the Board of Directors that are received from regulators and other legal and regulatory agencies that may have a material effect on the financial statements or related Company compliance policies.

 .    Review the risk management function (including internal audit) of the
     Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

 .    Inquire of management, the internal auditor, and the independent auditors about the Company's risk management process, significant risks or exposures to the Company and assess the steps management has taken to minimize such risks to the Company.

 .    Review, assess and approve with the input of management, the Company's code of ethical conduct and ensure that management has established an effective system to monitor and enforce such code.

 .    Review with the members of management that are responsible for administering the Company's legal and regulatory compliance programs any issues that could have a significant impact on the Company's financial statements. Also review and assess the adequacy of the Company's legal and regulatory compliance programs.

 .    Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

 .    Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements and discuss any other matters required to be communicated to the Audit Committee by the auditors. The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

 .    Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

 .    Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

 .    Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

 .    Review the nature and scope of other professional services provided to the
     Company by the independent auditors and consider the relationship to the auditors' independence.

 .    On an annual basis, obtain from the independent auditors a written communication delineating all relationships with and professional services to the Company as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

 .    Review and approve the report of the Audit Committee in the proxy statement disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In reliance on discussions with management and the independent auditors, the Audit Committee will recommend to the Board of Directors that the audited financial statements be included with the Annual Report on Form 10-K for filing with the SEC.

 .    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

 .    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

 .    Beginning in the calendar year ending December 31, 2000, review the
     Company's disclosure in the Proxy Statement for its annual meeting of shareholders that describes that the Audit Committee has a written Charter and has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

 .    Disclose annually in the Proxy Statement that the Company has an Audit
     Committee and the members of the Audit Committee are independent of the Company and management as the term independent is defined in the listing standards of the NASDAQ.

                                    [LOGO]
                          Bank of the OZARKS(R),INC.

                            BANK OF THE OZARKS, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS APRIL 17, 2001
  The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the "Company") hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the 2001 Annual Meeting of Stockholders to be held at the Company's office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 17, 2001 at 1:30 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the following business:
[X] PLEASE MARK VOTES AS IN THE EXAMPLE
1. TO ELECT NINE DIRECTORS: George Gleason, Mark Ross, Linda Gleason, Jerry Davis, Robert East, Porter Hillard, Henry Mariani, R.L. Qualls, Kennith Smith
           [_]  FOR ALL NOMINEES  [_]  WITHHOLD  [_]  FOR ALL EXCEPT
  INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of such nominee(s) in the list above.
2. TO RATIFY AND APPROVE THE COMPANY'S STOCK OPTION PLAN.
                      [_]  FOR  [_]  AGAINST  [_]  ABSTAIN
3. TO APPROVE AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN WHICH WOULD INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 100,000 SHARES.
                      [_]  FOR  [_]  AGAINST  [_]  ABSTAIN
4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                           (Continued On Other Side)

  The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                       Please sign exactly as name(s) appears
                                       below. If stock is in the name of two
                                       or more persons, each should sign.
                                       Persons signing as attorney, executor,
                                       administrator, trustee, guardian or
                                       other fiduciary, please give full title
                                       as such. If a corporation, signature
                                       should be by president or other
                                       authorized officer. If a partnership,
                                       please sign in partnership name by
                                       authorized person.

                                       PLEASE SIGN, DATE AND RETURN THIS PROXY
                                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                                       Please mark any name or address changes
                                       below.

                                                                           2001
                                       ----------------------------------------
                                       SIGNATURE                           DATE

                                                                           2001
                                       ----------------------------------------
                                       SIGNATURE                           DATE